Exhibit 17(c)

                 STATE STREET RESEARCH INTERNATIONAL EQUITY FUND
                            PROXY VOTING INSTRUCTIONS

      If a proxy authorization ("Proxy") is properly given in time for a vote at the Special Meeting of Shareholders (either by returning the paper Proxy form or by submitting a Proxy electronically by telephone or over the Internet), the shares represented thereby will be voted at the meeting in accordance with the shareholder's instructions. The Proxy grants discretion to the persons named therein, as proxies, to take such further action as they may determine appropriate in connection with any other matter which may properly come before the meeting or any adjournments thereof. The Board of Trustees of the State Street Research International Equity Fund does not currently know of any matter to be considered at the meeting other than the matters set forth in the Notice of Special Meeting of Shareholders.

A shareholder may vote:

  o  By telephone:
     o   Through fully automated touch-tone voting or
     o   Verbally, with a telephone representative;

  o  Over the Internet;

  o  By mail; or

  o  In person at the meeting.

BY TELEPHONE

      There are two convenient methods to vote by using the telephone. (Please note, however, that these two telephone methods of voting are not available to shareholders whose shares are held by a broker or other intermediary on the shareholder's behalf.) If telephone voting is available for a shareholder's account, toll-free telephone numbers will be printed on the Proxy form. Prior to calling, the shareholder should read the Proxy Statement/Prospectus and have his or her Proxy form at hand.

      First, a shareholder may use the automated touch-tone voting method by calling the toll-free number for that method provided on the Proxy form. At the prompt, the shareholder should enter the control number provided on the Proxy form, then follow the menu.

      Second, a separate toll-free number is provided on the Proxy form for shareholders who wish to speak to a telephone representative directly and give verbal instructions. The telephone representative will assist the shareholder with the voting process. The representative will not be able to assist a shareholder with information that is not contained in the Proxy Statement/Prospectus, and the representative will not make recommendations on how to vote on any proposal. Telephone calls will be recorded.

      A written confirmation of the shareholder's telephone instructions will be mailed within 72 hours. The shareholder should immediately call 1-877-392-4944 toll-free between 9 A.M. and 6 P.M. Monday through Friday Eastern Time if no confirmation is received or if the shareholder's instructions have not been properly reflected.

INTERNET VOTING

      To vote over the Internet, please log on to www.ssrfunds.com and click on the proxy voting button. Prior to logging on, the shareholder should read the Proxy Statement/Prospectus and have his or her Proxy form at hand. The shareholder should enter the control number provided on the Proxy form, and follow the instructions on the screen. If a shareholder receives more than one Proxy form, he or she may vote them during the same session. Each proxy form has a different control number.
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BY MAIL

      To vote by mail, the shareholder should date and sign the Proxy form included with this Proxy Statement/Prospectus, indicating his or her vote on the proposal, and return the form in the envelope provided.

ADDITIONAL INFORMATION

      SHAREHOLDERS VOTING THEIR PROXIES BY EITHER TELEPHONE METHOD OR OVER THE INTERNET SHOULD NOT RETURN THEIR PROXY FORMS BY MAIL.

      A person submitting votes by telephone or over the Internet is deemed to represent that he or she is authorized to vote on behalf of all owners of the account, including spouses or other joint owners. By using the telephone or the Internet to submit voting instructions, the shareholder is authorizing the person named on the form of proxy to execute a proxy to vote the shareholder's shares at the meeting as the shareholder has indicated.

      Any shareholder who has given a Proxy, whether by telephone, over the Internet or in written form, has the right to revoke it at any time prior to its exercise by submitting a subsequent telephone or electronic vote, or a written notice of revocation, or a later-dated Proxy, or by attending the meeting and voting his or her shares in person.

      The Fund believes that the procedures for authorizing the execution of a Proxy by telephone or over the Internet set forth above are reasonably designed to ensure that the identity of the shareholder casting the vote is accurately determined and that the voting instructions of the shareholder are accurately recorded.

      In some cases, proxy solicitation materials may be included in one package for more than one account with the same tax I.D. number and address of record.

      Questions about the proposal should be directed to State Street Research Service Center at 1-877-SSR-FUNDS (1-877-773-8637), One Financial Center, Boston, Massachusetts 02111.